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                                                                    Exhibit 23.4

                         INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Amendment No. 2 to Registration Statement No. 333-49029 of Osage Systems Group, Inc. on Form SB-2, of our report dated January 16, 1998 on the financial statements of Open System Technologies, Inc., appearing in the Prospectus, which is part of such Registration Statement.



We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Clark, Schaefer, Hackett & Co.
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CLARK, SCHAEFER, HACKETT & CO.


Cincinnati, Ohio

June 8, 1998